EXHIBIT 99.1

FOR IMMEDIATE RELEASE

July 25, 2012

Huron Consulting Group Announces

Second Quarter 2012 Financial Results

•	Revenues were $144.7 million for Q2 2012 compared to $153.1 million in Q2 2011, and increased sequentially from $138.6 million in Q1 2012.

•	Diluted earnings per share from continuing operations for Q2 2012 was $0.28 compared to $0.43 in Q2 2011.

•	Adjusted diluted earnings per share from continuing operations(6), a non-GAAP measure, was $0.37 in Q2 2012 compared to $0.56 in Q2 2011.

•	Average number of full-time billable consultants(2) rose 13.3% to 1,302 for Q2 2012 compared to 1,149 for Q2 2011.

•	Company updated full year 2012 revenue guidance to a range of $630.0 million to $650.0 million, including approximately $10.0 million for the recent acquisition of AdamsGrayson.

CHICAGO – July 25, 2012 – Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced financial results for the second quarter ended June 30, 2012.

“Huron’s two largest business segments continued to benefit from attractive market conditions,” said James H. Roth, chief executive officer and president, Huron Consulting Group. “Our Health and Education Consulting segment again had solid utilization in the second quarter, and we continue to be successful in hiring new personnel to meet market demand. As expected, performance-based fees in the healthcare practice were lower in Q2 2012 compared to second quarter last year, when performance-based revenue was the highest of any quarter. Our Legal Consulting segment continues to benefit from e-discovery needs among global corporations resulting from large-scale litigation and investigations. We expect this segment to be further strengthened by the recently announced acquisitions of AdamsGrayson and Ascertus. The market for Huron’s services remains vibrant, and we are looking forward to a strong second half as we assist our clients with the complexities and challenges stemming from this uncertain economy.”

Second Quarter 2012 Results

The following information is reported on a “continuing operations” basis unless otherwise noted.

Revenues for the second quarter of 2012 were $144.7 million compared to $153.1 million for the second quarter of 2011. The Company’s second quarter 2012 operating income was $14.7 million compared to $22.3 million in the second quarter of 2011. Net income from continuing operations was $6.3 million, or diluted earnings per share of $0.28, for the second quarter of 2012 compared to $9.2 million, or $0.43 per diluted share, for the same period last year. Net income was $6.5 million, or $0.29 per diluted share, for the second quarter of 2012 compared to $9.5 million, or $0.44 per diluted share, for the same period last year.

Second quarter 2012 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(6) was $19.9 million, or 13.8% of revenues, compared to $28.0 million, or 18.3% of revenues, in the comparable quarter last year.

In evaluating the Company’s financial performance, management uses non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended June 30,
	2012	2011
Amortization of intangible assets	$1,607	$2,067
Restatement related expenses	$212	$1,785
Restructuring charges	$229	$461
Litigation settlements, net	$1,150	$508
Tax effect	$(1,279)	$(1,928)

Adjusted EBITDA(6) was $21.5 million, or 14.9% of revenues, in the second quarter of 2012 compared to $30.8 million, or 20.1% of revenues, in the comparable quarter last year. Adjusted Net Income from continuing operations(6) was $8.2 million, or $0.37 per diluted share, for the second quarter of 2012 compared to $12.1 million, or $0.56 per diluted share, for the comparable period in 2011.

Reconciliations of the aforementioned non-GAAP financial measures to comparable GAAP measures are provided in the financial schedules accompanying this news release.

The average number of full-time billable consultants(2) rose 13.3% to 1,302 in the second quarter of 2012 compared to 1,149 in the same quarter last year. Full-time billable consultant utilization rate(3) increased to 74.5% during the second quarter of 2012 compared with 71.9% during the same period last year. Average billing rate per hour for full-time billable consultants(4) was $210 for the second quarter of 2012 compared to $270 for the second quarter of 2011. The average number of full-time equivalent professionals(5) totaled 1,097 in the second quarter of 2012 compared to 1,120 for the comparable period in 2011.

Year-to-Date Results

The following information is reported on a “continuing operations” basis unless otherwise noted.

Revenues for the first six months of 2012 were $283.3 million compared to $289.7 million for the first half of 2011. The Company’s operating income for the first six months of 2012 was $18.3 million compared to $33.1 million in the first six months of 2011. Net income from continuing operations was $6.9 million, or $0.31 per diluted share, for the first six months of 2012 compared to $12.6 million, or $0.59 per diluted share, for the same period last year. Net income was $7.4 million, or $0.33 per diluted share, for the first half of 2012 compared to $13.5 million, or $0.63 per diluted share, for the same period last year.

EBITDA(6) was $29.3 million, or 10.4% of revenues, for the first half of 2012 compared to $44.5 million, or 15.4% of revenues, for the same period in 2011.

In evaluating the Company’s financial performance, management uses non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Six Months Ended June 30,
	2012	2011
Amortization of intangible assets	$3,226	$4,284
Restatement related expenses	$1,717	$3,025
Restructuring charges	$1,059	$985
Litigation settlements, net	$1,150	$1,096
Tax effect	$(2,861)	$(3,756)

Adjusted EBITDA(6) was $33.3 million, or 11.7% of revenues, in the first six months of 2012 compared to $49.6 million, or 17.1% of revenues, in the comparable period last year.

Adjusted net income from continuing operations(6) was $11.2 million, or $0.50 per diluted share, for the first half of 2012 compared to $18.3 million, or $0.86 per diluted share, for the comparable period in 2011.

Reconciliations of the aforementioned non-GAAP financial measures to comparable GAAP measures are provided in the financial schedules accompanying this news release.

The average number of full-time billable consultants(2) was 1,279 in the first half of 2012 compared to 1,129 in the same period last year. Full-time billable consultant utilization rate(3) was 76.0% during the first half of 2012 compared with 75.0% during the same period last year. Average billing rate per hour for full-time billable consultants(4) was $208 for the first half of 2012 compared to $246 for the first half of 2011. The average number of full-time equivalent professionals(5) was 1,070 in the first half of 2012 compared to 1,068 in the same period in 2011.

Acquisitions

In June, the Company announced the acquisitions of AdamsGrayson, a managed review and legal staffing firm based in Washington, D.C., and Ascertus Ltd., a London-based source of software solutions and professional services for corporate legal departments and law firms, within the Company’s Legal Consulting segment. The AdamsGrayson transaction closed on July 2, 2012.

Securities and Exchange Commission (“SEC”) Settlement

On July 19, 2012, the Company reached a final settlement with the SEC resolving the previously disclosed investigation into the Company’s August 2009 restatement. In connection with the settlement, the SEC considered remedial acts promptly undertaken by the Company and the Company’s cooperation with the SEC staff during the course of the investigation. The Company agreed to the settlement without admitting or denying the SEC’s factual findings. The SEC imposed a monetary penalty of $1 million on the Company. In the fourth quarter of 2011, the Company established a reserve in that amount for the potential settlement of this matter. The SEC also reached settlements with two former employees of the Company with respect to the restatement. The Company is obligated to indemnify its former employees for their defense costs in connection with this matter, but is not obligated to reimburse them for the monetary penalties imposed on them by the SEC in connection with the settlements. Following the settlements reached with these two former employees, the Company does not expect to incur additional material indemnity costs for former employees in connection with the restatement.

Operating Segments

Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges. The Company has three operating segments: Health and Education Consulting; Legal Consulting; and Financial Consulting, representing 66%, 31%, and 3% of year-to-date total revenues, respectively.

Financial results by segment are included in the attached schedules and in Huron’s forthcoming Form 10-Q filing for the quarter ended June 30, 2012.

Outlook for 2012

Based on currently available information, the Company updated guidance for full year 2012 revenues before reimbursable expenses in a range of $630.0 million to $650.0 million, including approximately $10.0 million for the recent acquisition of AdamsGrayson. The Company also anticipates EBITDA in a range of $107.0 million to $112.5 million, Adjusted EBITDA in a range of $116.0 million to $121.5 million, GAAP diluted earnings per share in a range of $1.90 to $2.05, and non-GAAP adjusted diluted earnings per share in a range of $2.30 to $2.45.

Management will provide a more detailed discussion of its outlook during the Company’s earnings conference call webcast.

Second Quarter 2012 Webcast

The Company will host a webcast to discuss its financial results today, July 25, 2012, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by Thomson and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

About Huron Consulting Group

Huron Consulting Group helps clients in diverse industries improve performance, comply with complex regulations, reduce costs, recover from distress, leverage technology, and stimulate growth. The Company teams with its clients to deliver sustainable and measurable results. Huron provides services to a wide variety of both financially sound and distressed organizations, including leading academic institutions, healthcare organizations, Fortune 500 companies, medium-sized businesses, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Use of Non-GAAP Financial Measures(6)

In evaluating the Company’s financial performance and outlook, management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that such measures, as supplements to operating income, net income from continuing operations and diluted earnings per share from continuing operations and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of our core operating results and future prospects without the effect of non-cash or other one-time items and the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and to repay debt. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

Statements in this press release, including the information incorporated by reference herein, that are not historical in nature, including those concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “meets,” “could,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates” or “continues”. Risks, uncertainties and assumptions that could impact the Company’s forward-looking statements relate, among other things, to future indemnity costs for former employees with respect to the restatement. In addition, these forward-looking statements reflect our current expectation about our future requirements and needs, results, levels of activity, performance, or achievements, including, without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization rates, billing rates, and the number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions continue to trend upward. These statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Media Contact:

Jennifer Frost Hennagir

312-880-3260

jfrost-hennagir@huronconsultinggroup.com

Investor Contact:

C. Mark Hussey

or

Ellen Wong

312-583-8722

investor@huronconsultinggroup.com

###

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues and reimbursable expenses:
Revenues	$144,671	$153,070	$283,308	$289,691
Reimbursable expenses	14,554	13,216	28,350	25,140

Total revenues and reimbursable expenses	159,225	166,286	311,658	314,831
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	91,878	91,132	188,659	179,207
Intangible assets amortization	1,142	1,369	2,284	2,802
Reimbursable expenses	14,585	13,326	28,403	25,381

Total direct costs and reimbursable expenses	107,605	105,827	219,346	207,390

Operating expenses:
Selling, general and administrative	31,275	31,070	61,342	60,639
Restructuring charges	229	461	1,059	985
Restatement related expenses	212	1,785	1,717	3,025
Litigation settlements, net	1,150	508	1,150	1,096
Depreciation and amortization	4,053	4,336	8,706	8,582

Total operating expenses	36,919	38,160	73,974	74,327

Operating income	14,701	22,299	18,338	33,114
Other income (expense):
Interest (expense), net of interest income	(2,015)	(3,535)	(3,881)	(7,107)
Other (expense) income	(163)	(65)	170	39

Total other expense	(2,178)	(3,600)	(3,711)	(7,068)

Income from continuing operations before income tax expense	12,523	18,699	14,627	26,046
Income tax expense	6,218	9,535	7,735	13,408

Net income from continuing operations	6,305	9,164	6,892	12,638
Income from discontinued operations, net of tax	202	305	471	887

Net income	$6,507	$9,469	$7,363	$13,525

Net earnings per basic share:
Net income from continuing operations	$0.29	$0.43	$0.32	$0.60
Income from discontinued operations, net of tax	$0.01	$0.02	$0.02	$0.04

Net income	$0.30	$0.45	$0.34	$0.64

Net earnings per diluted share:
Net income from continuing operations	$0.28	$0.43	$0.31	$0.59
Income from discontinued operations, net of tax	$0.01	$0.01	$0.02	$0.04

Net income	$0.29	$0.44	$0.33	$0.63

Weighted average shares used in calculating earnings per share:
Basic	21,918	21,190	21,847	21,058
Diluted	22,248	21,476	22,206	21,316

HURON CONSULTING GROUP INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	June 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$5,772	$5,080
Receivables from clients, net	86,066	107,820
Unbilled services, net	48,568	49,056
Income tax receivable	7,419	19,501
Deferred income taxes, net	10,697	12,531
Prepaid expenses and other current assets	15,610	14,191
Current assets of discontinued operations	435	3,345

Total current assets	174,567	211,524
Property and equipment, net	33,545	31,176
Other non-current assets	13,191	14,892
Intangible assets, net	14,173	16,867
Goodwill	512,830	512,185

Total assets	$748,306	$786,644

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,591	$8,084
Accrued expenses	17,065	22,505
Accrued payroll and related benefits	37,837	66,464
Accrued consideration for business acquisitions, current portion	3,500	35,062
Income tax payable	186	101
Deferred revenues	25,213	36,721
Current liabilities of discontinued operations	103	765

Total current liabilities	95,495	169,702
Non-current liabilities:
Deferred compensation and other liabilities	7,732	7,856
Bank borrowings	213,500	193,500
Deferred lease incentives	6,905	6,670
Deferred income taxes	14,179	12,078
Non-current liabilities of discontinued operations	—	49

Total non-current liabilities	242,316	220,153

Commitments and Contingencies

Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 24,738,777 and 24,208,549 shares issued at June 30, 2012 and December 31, 2011, respectively	237	234
Treasury stock, at cost, 1,788,117 and 1,642,018 shares at June 30, 2012 and December 31, 2011, respectively	(80,820)	(75,735)
Additional paid-in capital	412,352	400,597
Retained earnings	80,265	72,902
Accumulated other comprehensive loss	(1,539)	(1,209)

Total stockholders’ equity	410,495	396,789

Total liabilities and stockholders’ equity	$748,306	$786,644

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net income	$7,363	$13,525
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,644	11,501
Share-based compensation	8,591	9,694
Allowances for doubtful accounts and unbilled services	(2,488)	1,685
Deferred income taxes	3,184	13,023
Gain on disposal of property and equipment	—	(46)
Non-cash portion of litigation settlement	—	1,096
Changes in operating assets and liabilities, net of businesses acquired:
Decrease in receivables from clients	27,881	7,941
Decrease (increase) in unbilled services	226	(18,933)
Decrease (increase) in current income tax receivable, net	12,167	(4,247)
Decrease in other assets	921	717
(Decrease) increase in accounts payable and accrued liabilities	(2,638)	516
Decrease in accrued payroll and related benefits	(28,058)	(9,122)
(Decrease) increase in deferred revenues	(11,271)	4,700

Net cash provided by operating activities	28,522	32,050

Cash flows from investing activities:
Purchases of property and equipment, net	(11,760)	(6,193)
Net investment in life insurance policies	(264)	(618)
Purchases of businesses	(33,136)	(23,881)

Net cash used in investing activities	(45,160)	(30,692)

Cash flows from financing activities:
Proceeds from exercise of stock options	29	219
Shares redeemed for employee tax withholdings	(3,825)	(2,531)
Tax benefit from share-based compensation	1,253	200
Proceeds from borrowings under credit facility	138,500	168,500
Repayments on credit facility	(118,500)	(171,500)
Payments of capital lease obligations	(6)	(45)

Net cash provided by financing activities	17,451	(5,157)

Effect of exchange rate changes on cash	(121)	710

Net decrease in cash and cash equivalents	692	(3,089)
Cash and cash equivalents at beginning of the period (*)	5,080	6,347

Cash and cash equivalents at end of the period	$5,772	$3,258

(*)	Cash and cash equivalents presented herein includes $0.1 million of cash and cash equivalents classified as discontinued operations as of December 31, 2010.

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Three Months Ended June 30,		Percent Increase (Decrease)
	2012	2011
Segment and Consolidated Operating Results (in thousands):
Health and Education Consulting (1):
Revenues	$94,481	$104,100	(9.2)%
Operating income	$28,515	$36,863	(22.6)%
Segment operating income as a percent of segment revenues	30.2%	35.4%
Legal Consulting:
Revenues	$45,907	$39,972	14.8%
Operating income	$12,499	$9,629	29.8%
Segment operating income as a percent of segment revenues	27.2%	24.1%
Financial Consulting (1):
Revenues	$4,283	$8,998	(52.4)%
Operating income	$(337)	$2,768	(112.2)%
Segment operating income as a percent of segment revenues	(7.9)%	30.8%
Total Company:
Revenues	$144,671	$153,070	(5.5)%
Reimbursable expenses	14,554	13,216	10.1%

Total revenues and reimbursable expenses	$159,225	$166,286	(4.2)%

Statement of Earnings reconciliation:
Segment operating income	$40,677	$49,260	(17.4)%
Charges not allocated at the segment level:
Other selling, general and administrative expenses	21,923	22,625	(3.1)%
Depreciation and amortization expense	4,053	4,336	(6.5)%

Total operating income	14,701	22,299	(34.1)%
Other expense, net	2,178	3,600	(39.5)%

Income from continuing operations before income tax expense	$12,523	$18,699	(33.0)%

Other Operating Data:
Number of full-time billable consultants (at period end) (2):
Health and Education Consulting (1)	1,139	962	18.4%
Legal Consulting	129	115	12.2%
Financial Consulting (1)	69	75	(8.0)%

Total	1,337	1,152	16.1%
Average number of full-time billable consultants (for the period) (2):
Health and Education Consulting (1)	1,110	951
Legal Consulting	123	123
Financial Consulting (1)	69	75

Total	1,302	1,149
Full-time billable consultant utilization rate (3):
Health and Education Consulting (1)	76.6%	73.6%
Legal Consulting	68.7%	54.9%
Financial Consulting (1)	49.3%	76.3%
Total	74.5%	71.9%

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Three Months Ended June 30,
	2012	2011
Other Operating Data:
Full-time billable consultant average billing rate per hour (4):
Health and Education Consulting (1)	$205	$269
Legal Consulting	$239	$231
Financial Consulting (1)	$275	$315
Total	$210	$270
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting (1)	$74	$97
Legal Consulting	$78	$55
Financial Consulting (1)	$61	$115
Total	$73	$94
Average number of full-time equivalents (for the period) (5):
Health and Education Consulting (1)	142	144
Legal Consulting	954	973
Financial Consulting (1)	1	3

Total	1,097	1,120
Revenue per full-time equivalents (in thousands):
Health and Education Consulting (1)	$91	$82
Legal Consulting	$38	$34
Financial Consulting (1)	$41	$134
Total	$45	$41

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Six Months Ended June 30,		Percent Increase (Decrease)
	2012	2011
Segment and Consolidated Operating Results (in thousands):
Health and Education Consulting (1):
Revenues	$185,886	$193,758	(4.1)%
Operating income	$50,012	$62,754	(20.3)%
Segment operating income as a percent of segment revenues	26.9%	32.4%
Legal Consulting:
Revenues	$87,290	$77,289	12.9%
Operating income	$22,010	$19,224	14.5%
Segment operating income as a percent of segment revenues	25.2%	24.9%
Financial Consulting (1):
Revenues	$10,132	$18,644	(45.7)%
Operating income	$(104)	$5,738	(101.8)%
Segment operating income as a percent of segment revenues	(1.0)%	30.8%
Total Company:
Revenues	$283,308	$289,691	(2.2)%
Reimbursable expenses	28,350	25,140	12.8%

Total revenues and reimbursable expenses	$311,658	$314,831	(1.0)%

Statement of Earnings reconciliation:
Segment operating income	$71,918	$87,716	(18.0)%
Charges not allocated at the segment level:
Other selling, general and administrative expenses	44,874	46,020	(2.5)%
Depreciation and amortization expense	8,706	8,582	1.4%

Total operating income	18,338	33,114	(44.6)%
Other expense, net	3,711	7,068	(47.5)%

Income from continuing operations before income tax expense	$14,627	$26,046	(43.8)%

Other Operating Data:
Number of full-time billable consultants (at period end) (2):
Health and Education Consulting (1)	1,139	962	18.4%
Legal Consulting	129	115	12.2%
Financial Consulting (1)	69	75	(8.0)%

Total	1,337	1,152	16.1%
Average number of full-time billable consultants (for the period) (2):
Health and Education Consulting (1)	1,090	934
Legal Consulting	120	120
Financial Consulting (1)	69	75

Total	1,279	1,129
Full-time billable consultant utilization rate (3):
Health and Education Consulting (1)	78.0%	77.3%
Legal Consulting	69.7%	55.4%
Financial Consulting (1)	54.5%	75.6%
Total	76.0%	75.0%

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Six Months Ended June 30,
	2012	2011
Other Operating Data:
Full-time billable consultant average billing rate per hour (4):
Health and Education Consulting (1)	$202	$241
Legal Consulting	$237	$233
Financial Consulting (1)	$275	$328
Total	$208	$246
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting (1)	$148	$181
Legal Consulting	$157	$110
Financial Consulting (1)	$140	$242
Total	$149	$177
Average number of full-time equivalents (for the period) (5):
Health and Education Consulting (1)	142	147
Legal Consulting	926	919
Financial Consulting (1)	2	2

Total	1,070	1,068
Revenue per full-time equivalents (in thousands):
Health and Education Consulting (1)	$173	$168
Legal Consulting	$74	$70
Financial Consulting (1)	$208	$257
Total	$87	$84

(1)	Reflects the reclassification of our healthcare valuation consulting practice from our Health and Education Consulting segment to our Financial Consulting segment in conjunction with an internal reorganization during the first quarter of 2012.
(2)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.
(3)	Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.
(4)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(5)	Consists of consultants who work variable schedules as needed by our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. Also includes full-time employees who provide software support and maintenance services to our clients.

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)

(In thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Revenues	$144,671	$153,070	$283,308	$289,691

Net income from continuing operations	$6,305	$9,164	$6,892	$12,638
Add back:
Income tax expense	6,218	9,535	7,735	13,408
Interest and other expenses	2,178	3,600	3,711	7,068
Depreciation and amortization	5,195	5,705	10,990	11,384

Earnings before interest, taxes, depreciation and amortization (EBITDA) (6)	19,896	28,004	29,328	44,498
Add back:
Restatement related expenses	212	1,785	1,717	3,025
Restructuring charges	229	461	1,059	985
Litigation settlements, net	1,150	508	1,150	1,096

Adjusted EBITDA (6)	$21,487	$30,758	$33,254	$49,604

Adjusted EBITDA as a percentage of revenues (6)	14.9%	20.1%	11.7%	17.1%

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS

TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (6)

(In thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Net income from continuing operations	$6,305	$9,164	$6,892	$12,638

Weighted average shares - diluted	22,248	21,476	22,206	21,316
Diluted earnings per share from continuing operations	$0.28	$0.43	$0.31	$0.59

Add back:
Amortization of intangible assets	1,607	2,067	3,226	4,284
Restatement related expenses	212	1,785	1,717	3,025
Restructuring charges	229	461	1,059	985
Litigation settlements, net	1,150	508	1,150	1,096
Tax effect	(1,279)	(1,928)	(2,861)	(3,756)

Total adjustments, net of tax	1,919	2,893	4,291	5,634

Adjusted net income from continuing operations (6)	$8,224	$12,057	$11,183	$18,272

Adjusted diluted earnings per share from continuing operations (6)	$0.37	$0.56	$0.50	$0.86

(6)	In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision-making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, (b) in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results and (c) in understanding the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and debt repayment. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

HURON CONSULTING GROUP INC.

RECONCILIATION OF NON-GAAP MEASURES FOR FULL YEAR 2012 OUTLOOK

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (8)

(In millions)

(Unaudited)

	Year Ending December 31, 2012
	Guidance Range
	Low	High
Projected revenues – GAAP	$630.0	$650.0

Projected net income from continuing operations – GAAP	$42.5	$46.0
Add back:
Income tax expense	35.0	37.0
Interest and other expenses	7.5	7.5
Depreciation and amortization	22.0	22.0

Projected earnings before interest, taxes, depreciation and amortization (EBITDA) (8)	107.0	112.5
Add back:
Restructuring charges, restatement related expenses, and litigation settlement (7)	9.0	9.0

Projected adjusted EBITDA (8)	$116.0	$121.5

Projected adjusted EBITDA as a percentage of projected revenues (8)	18.4%	18.7%

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS

TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (8)

(In millions)

(Unaudited)

	Year Ending December 31, 2012
	Guidance Range
	Low	High
Projected net income from continuing operations – GAAP	$42.5	$46.0

Projected diluted earnings per share from continuing operations – GAAP	$1.90	$2.05

Add back:
Amortization of intangible assets	6.5	6.5
Restructuring charges, restatement related expenses, and litigation settlement (7)	9.0	9.0
Tax effect	(6.0)	(6.0)

Total adjustments, net of tax	9.5	9.5
Projected adjusted net income from continuing operations (8)	$52.0	$55.5

Projected adjusted diluted earnings per share from continuing operations (8)	$2.30	$2.45

(7)	Restatement related expenses reflect estimated legal fees, indemnity obligations to former employees, and other costs expected to be incurred in connection with the restatement, the Company’s inquiries into the facts and circumstances underlying the restatement, the SEC investigation, the SEC settlement, and the derivative lawsuits. On July 19, 2012, the Company reached a final settlement with the SEC resolving the SEC investigation into the restatement. The SEC imposed a monetary penalty of $1 million on the Company. In the fourth quarter of 2011, the Company established a reserve in that amount for the potential settlement of this matter. The SEC also reached settlements with two former employees of the Company with respect to the restatement. The Company is obligated to indemnify its former employees for their defense costs in connection with this matter, but is not obligated to reimburse them for the monetary penalties imposed on them by the SEC in connection with the settlements. Following the settlements reached with these two former employees, the Company does not expect to incur additional material indemnity costs for former employees in connection with the restatement. See the Company’s Form 10-K for the year ended December 31, 2011 and Form 10-Q for the quarter ended March 31, 2012, filed on February 23, 2012 and April 26, 2012, respectively, as well as the Company’s forthcoming Form 10-Q for the quarter ended June 30, 2012, for additional information about the SEC investigation, the SEC settlement, and the derivative lawsuits.
(8)	In evaluating the Company’s outlook, management uses projected EBITDA, projected adjusted EBITDA, projected adjusted EBITDA as a percentage of revenues, projected adjusted net income from continuing operations and projected adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that the use of such measures, as supplements to projected net income from continuing operations and projected diluted earnings per share from continuing operations and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the Company’s core operating results and future prospects without the effect of non-cash or other one-time items and the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and to repay debt. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with GAAP.